                                  EXHIBIT 99.1


         AGREEMENT dated as of August 1, 1997 among Tweedy, Browne Company L.P., a Delaware limited partnership ("TBC"), TBK Partners, L.P., a Delaware limited partnership ("TBK"), and Vanderbilt Partners L.P., a Delaware limited partnership ("Vanderbilt").


                                   WITNESSETH:

         WHEREAS, TBC, TBK and Vanderbilt may be deemed to have acquired, in the aggregate, beneficial ownership of more than five percent of the Common Stock (the "Common Stock") of Jones Intercable, Inc. (The "Company") and

         WHEREAS, pursuant to Rule 13d-1 under the Securities Exchange Act of 1934 (the "Act"), a Statement on Schedule 13D must be filed by any person who acquires more than five percent of registered equity securities; and

         WHEREAS, in accordance with Rule 13d-1(f) of the Act, only one such Statement need be filed whenever two or more persons are required to file such a Statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement is filed on behalf of each of them.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

         TBC, TBK and Vanderbilt do hereby agree, in accordance with Rule 13d-1(f) under the Act, to file one Statement on Schedule 13D relating to their ownership of the Common Stock, and do hereby further agree that said Statement shall be filed on behalf of each of TBC, TBK and Vanderbilt. Nothing herein, however, shall be, or shall be deemed to be, an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules and regulations promulgated thereunder) with respect to any securities of the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


TWEEDY, BROWNE COMPANY L.P.                    VANDERBILT PARTNERS, L.P.


  /s/  Christopher H. Browne                       /s/  Christopher H. Browne
By_______________________________              By_______________________________
   Christopher H. Browne                           Christopher H. Browne
   General Partner                                 General Partner


TBK PARTNERS, L.P.


   /s/  Christopher H. Browne
By_______________________________
   Christopher H. Browne
   General Partner